Exhibit 5.1

2020 West El Camino Avenue, Suite 700 Sacramento, California 95833 Phone: 916.564.5400 Fax: 916-564-5444

December 21, 2020

Flux Power Holdings, Inc 2685 S. Melrose Drive Vista, CA 92081

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale and issuance from time to time by Flux Power Holdings, Inc., a Nevada corporation (the “Company”), of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $10,000,000 (the “Shares”), pursuant to an effective shelf registration statement on Form S-3 (File No. 333-249521) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus dated October 16, 2020 (the “Base Prospectus”), and declared effective by the Commission on October 26, 2020, as supplemented by the prospectus supplement dated December 21, 2020, filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”).

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s amended and restated articles of incorporation, as amended and as currently in effect (the “Articles of Incorporation”), (iv) the Company’s amended and restated bylaws, as amended and as currently in effect (the “Bylaws”), (v) the corporate minutes and other actions of the Company, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed: (A) the genuineness and authenticity of all signatures on original documents; (B) the genuineness and authenticity of all documents submitted to us as originals; (C) the conformity to originals of all documents submitted to us as copies; (D) the accuracy, completeness and authenticity of certificates of public officials; and (E) the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than with respect to the Company) and have not sought independently to verify such matters.

We express no opinions other than as specifically set forth herein. We are opining solely on all applicable statutory provisions of the Nevada Revised Statutes and all applicable judicial determinations in connection therewith (based solely upon our review of a standard compilation thereof) as in effect as of the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

Flux Power Holdings, Inc

December 21, 2020

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold pursuant to that certain Common Stock Sales Agreement by and between the Company and H.C. Wainwright & Co., LLC, dated December 21, 2020, in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.” In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ LEWIS BRISBOIS BISGAARD & SMITH llp
LEWIS BRISBOIS BISGAARD & SMITH LLP

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com